                                 EXHIBIT N-17

                    Market Shares for Utilities in Illinois
                          Companies sorted by Revenue

                                          Revenue              Share of      Cumulative
Holding Company                       (millions of $)  Rank      Total         Share
---------------------------------------------------------------------------------------
Unicom Corp.                               7,136        1        46.4%          46.4%
Ameren Corp.                               3,403        2        22.1%          68.6%
Illinova Corp.                             2,069        3        13.5%          82.1%
Nicor, Inc.                                1,229        4         8.0%          90.1%
Peoples Energy Corp.                         967        5         6.3%          96.4%
Cilcorp, Inc.                                541        6         3.5%          99.9%
Mount Carmel Public Utility Co.               12        7         0.1%         100.0%
Illinois Gas Co.                               7        8         0.0%         100.0%

Total                                     15,365

                                 EXHIBIT N-17

                    Market Shares for Utilities in Illinois
                          Companies sorted by Assets

                                          Assets               Share of      Cumulative
Holding Company                      (millions of $)  Rank      Total          Share
----------------------------------------------------------------------------------------
Unicom Corp.                              26,223        1        52.5%          52.5%
Ameren Corp.                               9,225        2        18.5%          71.0%
Illinova Corp.                             7,803        3        15.6%          86.6%
Nicor, Inc.                                3,040        4         6.1%          92.7%
Peoples Energy Corp.                       2,160        5         4.3%          97.0%
Cilcorp, Inc.                              1,452        6         2.9%          99.9%
Mount Carmel Public Utility Co.               17        7         0.0%         100.0%
Illinois Gas Co.                              13        8         0.0%         100.0%

Total                                     49,933

                                 EXHIBIT N-17

                    Market Shares for Utilities in Illinois
                    Companies sorted by Number of Customers

                                         Customers              Share of    Cumulative
Holding Company                         (thousands)    Rank      Total         Share
----------------------------------------------------------------------------------------
Unicom Corp.                               3,445        1        36.4%          36.4%
Nicor, Inc.                                1,865        2        19.7%          56.2%
Ameren Corp.                               1,803        3        19.1%          75.3%
Illinova Corp.                               968        4        10.2%          85.5%
Peoples Energy Corp.                         955        5        10.1%          95.6%
Cilcorp, Inc.                                396        6         4.2%          99.8%
Illinois Gas Co.                              10        7         0.1%          99.9%
Mount Carmel Public Utility Co.                9        8         0.1%         100.0%

Total                                      9,450